Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (File No. 333-135083)	POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (File No. 333-126621)
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
(File No. 333-116715)

Color Kinetics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-339-1805 (I.R.S. Employer Identification No.)

10 Milk Street, Suite 1100 Boston, Massachusetts (Address of Principal Executive Offices)	02108 (Zip Code)
COLOR KINETICS INCORPORATED 1998 INCENTIVE AND
NON-STATUTORY STOCK OPTION PLAN
COLOR KINETICS INCORPORATED 2004 STOCK INCENTIVE PLAN
COLOR KINETICS INCORPORATED 2004 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Mr. William J. Sims
Chief Executive Officer
Color Kinetics Incorporated
10 Milk Street, Suite 1100
Boston, Massachusetts
(Name and Address of Agent For Service)
(617) 665-9200
(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:
John D. Patterson, Jr., Esquire
Robert W. Sweet, Jr., Esquire
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

Explanatory Note
SIGNATURES
POWER OF ATTORNEY

Explanatory Note
     Color Kinetics Incorporated, a Delaware corporation (the “Company”) is filing this Post Effective Amendment No. 1 to the following Registration Statements on Form S-8 (the “Registration Statements”): (i) the Registration Statement on Form S-8 (File No. 333-135083) filed on June 16, 2006, pertaining to the common stock of the Company, par value $0.001 per share (the “Common Stock”), to be offered under the Color Kinetics Incorporated 2004 Stock Incentive Plan, as amended (the “2004 Option Plan”); (ii) the Registration Statement on Form S-8 (File No. 333-126621) filed on July 15, 2005, pertaining to the Common Stock to be offered under the 2004 Option Plan; and (iii) the Registration Statement on Form S-8 (File No. 333-116715) filed on June 22, 2004, pertaining to the Common Stock to be offered under the Color Kinetics Incorporated 1998 Incentive and Non-Statutory Stock Option Plan (the “1998 Option Plan”), the Color Kinetics 2004 Employee Stock Purchase Plan (the “2004 Purchase Plan”), and the 2004 Option Plan.
     On August 24, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 18, 2007, by and among the Company, Philips Holding USA Inc. (“Philips Holding”), and Black & White Merger Sub, Inc., the Company became a wholly-owned subsidiary of Philips Holding. As provided in the Merger Agreement, each share of Common Stock of the Company was converted into the right to receive $34.00 per share in cash, without interest. Pursuant to the Merger Agreement, the Company and Philips Holding have taken such actions as are necessary such that the Company’s Common Stock is no longer issuable under the 2004 Option Plan, the 2004 Purchase Plan or the 1998 Option Plan.
     The Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, as of August 24, 2007.

Color Kinetics Incorporated
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer and Senior Vice President, Finance

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities.

Signature	Title	Date

/s/ William J. Sims William J. Sims	Chief Executive Officer, President and Director (Principal Executive Officer)	August 24, 2007

/s/ David K. Johnson David K. Johnson	Chief Financial Officer and Senior Vice President, Finance (Principal Financial and Accounting Officer)	August 24, 2007

* John E. Abele	Director	August 24, 2007

* Noubar B. Afeyan	Director	August 24, 2007

* Elisabeth Allison	Director	August 24, 2007

* Garo H. Armen	Director	August 24, 2007

* Michael Hawley	Director	August 24, 2007

*	Director	August 24, 2007
James F. O’Connor

Signature	Title	Date

* William K. O’Brien (as to File No. 333-135083 only)	Director	August 24, 2007

*By	/s/ David K. Johnson David K. Johnson Attorney-in-fact